EXHIBIT 99.1

Carriage Services Announces Retirement of David J. DeCarlo
HOUSTON, September 21, 2016 /PRNewswire/ -- Carriage Services, Inc. (NYSE: CSV). Mel Payne, Chairman and CEO of Carriage, stated, “It is with mixed feelings that I announce the retirement of Dave DeCarlo as President and Vice Chairman of the Board of Directors of Carriage, effective September 30, 2016.  Dave came out of a well-earned retirement from a long career with Matthews International to join our Board on May 5, 2011 as Lead Director and was instrumental in supporting the major Management and Board Reorganization on November 4, 2011 that led to the launching on January 1, 2012 of the Carriage Good To Great Journey that never ends.  He then joined the company full time as President and Vice Chairman on March 4, 2014.
As we bring the first five year timeframe of our Carriage Good To Great Journey to a close at year end 2016, I would like to thank Dave for his significant contribution to the amazing High Performance Culture Transformation that we have achieved since 2011.  We will miss him as a member of our Operations and Strategic Growth Leadership Team and wish him and his wife Peggy the very best in his second well deserved retirement.”
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 170 funeral homes in 27 states and 32 cemeteries in 11 states.
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under "Forward-Looking Statements and Cautionary Statements" in the Company's Annual Report and Form 10-K for the year ended December 31, 2015, could cause the Company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company's Form 10-K, and other Carriage Services information and news releases, are available at http://www.carriageservices.com.